                                                                      EXHIBIT 5
                                                                      ---------


Writer's Direct Dial (912) 749-1727

                               November 25, 1998


Golden Isles Financial Holdings, Inc.
3811 Frederica Road, Second Floor
St. Simons Island, GA 31522-5304


     RE:  Registration on Form S-8
          Golden Isles Financial Holdings, Inc. 1995 Stock Option Plan; 1991 Incentive Stock Option Plan; and 1991 Non-Statutory Stock Option Plan
          -------------------------------------------------------------

Ladies and Gentlemen:

     We have served as counsel for Golden Isles Financial Holdings, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 350,000 shares (the "Shares") of the no par value common stock of the Company, to be offered and sold by the Company pursuant to the above-captioned stock option plans (the "Plans"). We have examined and are familiar with the original or copies of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the Shares to be issued pursuant to the Plans as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material or relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the shares have been duly authorized and that upon issuance and delivery of the shares and payment therefor as provided in the Plans and as contemplated by the Registration Statement, such shares will be legally and validly issued, fully paid and nonassessable.

Golden Isles Financial Holdings, Inc.
November 25, 1998
Page 2


     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Yours very truly,

                                       /S/ MARTIN, SNOW, GRANT & NAPIER, LLP
                                       -------------------------------------
                                       MARTIN, SNOW, GRANT & NAPIER, LLP